Exhibit 99.1

CONSENT OF RAJIV PATEL

Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to being named in the registration statement on Form S-1 and in all subsequent amendments or supplements thereto and in any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act (collectively, the “Registration Statement”) of Nexvet Biopharma public limited company (the “Company”) as an individual to become a director of the Company and to the inclusion of his biographical and other information in the Registration Statement. The undersigned further consents to the filing of this consent as an exhibit to the Registration Statement.

The undersigned also hereby consents to being named in any registration statement on Form S-8 filed by the Company that incorporates by reference the prospectus forming part of the Registration Statement.

In witness whereof, this consent is signed and dated as of the date set forth below.

/s/ Rajiv Patel
Name:	Rajiv Patel
Date:	Dec. 30, 2014